PROSPECTUS SUPPLEMENT                           Filed Pursuant To Rule 424(b)(3)
To Prospectus dated March 15, 1999 and                Registration No. 333-64337
Prospectus Supplement dated March 17, 1999

                                  $560,738,000

                          KEY AUTO FINANCE TRUST 1999-1
                 $108,000,000 CLASS A-1 4.96% ASSET BACKED NOTES $149,800,000 CLASS A-2 5.273%ASSET BACKED NOTES $96,300,000 CLASS A-3 5.63% ASSET BACKED NOTES $140,700,000 CLASS A-4 5.83% ASSET BACKED NOTES
                  $38,703,000 CLASS B 6.00% ASSET BACKED NOTES
                  $27,235,000 CLASS C 7.08% ASSET BACKED NOTES

                       KEY CONSUMER ACCEPTANCE CORPORATION
                                     SELLER

                       KEY BANK USA, NATIONAL ASSOCIATION
                                    SERVICER

The Prospectus dated March 15, 1999 and the Prospectus Supplement dated March 17, 1999 are hereby amended and supplemented as indicated below. Terms used herein and not otherwise defined have the meanings given to them in the Prospectus and the Prospectus Supplement.

Because this Supplement is to be used in connection with offers and sales related to market-making transactions in the Notes, the following portions of the Prospectus and the Prospectus Supplement do not apply and are deemed deleted from such documents to the extent the documents are used for market-making transactions:

         (a) the pricing table and related footnotes on the front cover page of the Prospectus Supplement and the sentences on the front cover page of the Prospectus Supplement with respect to the purchase of the Notes by the Underwriters from the Seller and the issuance thereof;

         (b) the paragraph on the inside front cover of the Prospectus Supplement regarding the obligation of dealers to deliver a prospectus and a prospectus supplement; and

         (c) the "Underwriting" section of the Prospectus Supplement.

                               -------------------

This Supplement to the Prospectus and the Prospectus Supplement is to be used by McDonald Investments in connection with offers and sales from time to time related to market-making transactions in the Notes in which McDonald Investments acts as principal. McDonald Investments may also act as agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale.

                               ------------------

                              MCDONALD INVESTMENTS
                                A KeyCorp Company

                    Prospectus Supplement dated May 15, 2001

The "Underwriting" section of the Prospectus Supplement is replaced with the following:

                              PLAN OF DISTRIBUTION

         The Seller does not intend to apply for listing of the Notes on a national securities exchange, but has been advised by McDonald Investments Inc. ("McDonald Investments") that it may make a market in the Notes. McDonald Investments is not obligated, however, to make a market in the Notes and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

         After the initial distribution of the Notes by Credit Suisse First Boston Corporation and McDonald Investments, the Prospectus and the Prospectus Supplements may be used by McDonald Investments, a subsidiary of KeyCorp and an affiliate of the Seller and the Servicer, or its successors, in connection with offers and sales relating to market making transactions in the Notes. McDonald Investments may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. Any obligations of McDonald Investments are the sole obligations of McDonald Investments and do not create any obligations on the part of any affiliate of McDonald Investments. McDonald Investments is a member of the New York Stock Exchange.

         McDonald Investments may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, McDonald Investments may create a short position in the Notes for its own account. McDonald Investments may bid for and purchase Notes in the open market to cover such short positions. In addition, McDonald Investments may bid for and purchase Notes in the open market to stabilize the price of the Notes. These activities may stabilize or maintain the market price of the Notes above independent market levels. McDonald Investments is not required to engage in these activities, and may end these activities at any time.

         The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from Credit Suisse First Boston Corporation and McDonald Investments.

         In the ordinary course of their respective businesses, Credit Suisse First Boston Corporation and McDonald Investments and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the Seller and its affiliates.

The following section shall be inserted immediately following the section labeled "Ratings Of The Notes" in the Prospectus Supplement:

                             ADDITIONAL INFORMATION

         For additional information regarding the activities of the Trust through March 31, 2001, we refer you to the Servicer Report attached as Annex A.

                         KEY AUTO FINANCE TRUST 1999-1

Servicer:  Key Bank USA, N.A.
Indenture Trustee: Bankers Trust Company
Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  March 1, 2001 to March 31, 2001
Distribution Date: April 16, 2001
                                     INPUTS
                                     ------

I. ORIGINAL DEAL PARAMETER INPUTS                                    KEYBANK                   AFG                     TOTAL
---------------------------------                                    -------                   ---                     -----
    (A) Total Portfolio Balance                                  $501,376,488.59          $53,947,764.26           $555,324,252.85
    (B) Total Securities Balance                                                                                   $573,372,290.00
    (C) Class A-1 Notes
        (i)   Class A-1 Notes Balance                                                                              $108,000,000.00
        (ii)  Class A-1 Notes Percentage (C(i)/IB)                                                                          18.84%
        (iii) Class A-1 Notes Rate                                                                                           4.96%
        (iv) Class A-1 Notes Rate Cap                                                                                          N/A
        (v)  Class A-1 Notes Accrual Basis                                                                              Actual/360
    (D) Class A-2 Notes
        (i)   Class A-2 Notes Balance                                                                              $149,800,000.00
        (ii)  Class A-2 Notes Percentage (D(i)/IB)                                                                          26.13%
        (iii) Class A-2 Notes Rate                                                                                          5.273%
        (iv) Class A-2 Notes Rate Cap                                                                                          N/A
        (v)  Class A-2 Notes Accrual Basis                                                                              Actual/360
    (E) Class A-3 Notes
        (i)   Class A-3 Notes Balance                                                                               $96,300,000.00
        (ii)  Class A-3 Notes Percentage (E(i)/B)                                                                           16.80%
        (iii) Class A-3 Notes Rate                                                                                           5.63%
        (iv) Class A-3 Notes Rate Cap                                                                                          N/A
        (v)  Class A-3 Notes Accrual Basis                                                                                  30/360
    (F) Class A-4 Notes
        (i)   Class A-4 Notes Balance                                                                              $140,700,000.00
        (ii)  Class A-4 Notes Percentage (F(i)/IB)                                                                          24.54%
        (iii) Class A-4 Notes Rate                                                                                           5.83%
        (iv) Class A-4 Notes Rate Cap                                                                                          N/A
        (v)  Class A-4 Notes Accrual Basis                                                                                  30/360
    (G) Class B Notes
        (i)   Class B Notes Balance                                                                                 $38,703,000.00
        (ii)  Class B Notes Percentage (I(i)/IB)                                                                             6.75%
        (iii) Class B Notes Rate                                                                                             6.00%
        (iv) Class B Notes Rate Cap                                                                                            N/A
        (v)  Class B Notes Accrual Basis                                                                                    30/360
    (H) Class C Notes
        (i)   Class C Notes Balance                                                                                 $27,235,000.00
        (ii)  Class C Notes Percentage (J(i)/IB)                                                                             4.75%
        (iii) Class C Notes Rate                                                                                             7.08%
        (iv) Class C Notes Rate Cap                                                                                            N/A
        (v)  Class C Notes Accrual Basis                                                                                    30/360
    (I) Certificates

March 2001 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1

        (i)   Certificates Balance                                                                                  $12,634,290.00
        (ii)  Certificates Percentage (K(i)/IB)                                                                              2.20%
        (iii) Certificates Rate                                                                                              9.38%
        (iv) Certificates Rate Cap                                                                                             N/A
        (v)  Certificates Accrual Basis                                                                                     30/360
    (J) Servicing Fee Rate                                                                                                   1.00%
    (K) Portfolio Summary
        (i)   Weighted Average Coupon (WAC)                                                                                 11.40%
        (ii)  Weighted Average Original Maturity (WAOM)                                                                 64.26 Mos.
        (iii) Weighted Average Remaining Maturity (WAM)                                                                 61.28 Mos.
        (iv) Number of Receivables                                                                                          36,548
    (L) Reserve Account
        (i)   Reserve Account Initial Deposit Percentage                                                                     3.00%
        (ii)  Reserve Account Initial Deposit                                                                       $16,659,728.00
        (iii) Specified Reserve Account Balance
              (a) Percent of Remaining Securities Balance                                                                    3.00%
              (b) Trigger Percent                                                                                            6.00%
              (c) Floor Percent                                                                                              1.50%

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                   KEYBANK                     AFG                    TOTAL
-------------------------------------------------                   -------                     ---                    -----
    (A) Total Portfolio Balance                                  $211,049,505.56          $20,108,085.29           $231,157,590.85
    (B) Total Securities Balance                                                                                   $231,157,590.85
    (C) Cumulative Note and Certificate Pool Factor                                                                      0.4031545
    (D) Class A-1 Notes
        (i)   Class A-1 Notes Balance                                                                                        $0.00
        (ii)  Class A-1 Notes Pool Factor                                                                                0.0000000
        (iii) Class A-1 Notes Interest Carryover Shortfall                                                                   $0.00
        (iv) Class A-1 Notes Principal Carryover Shortfall                                                                   $0.00
    (E) Class A-2 Notes
        (i)   Class A-2 Notes Balance                                                                                        $0.00
        (ii)  Class A-2 Notes Pool Factor                                                                                0.0000000
        (iii) Class A-2 Notes Interest Carryover Shortfall                                                                   $0.00
        (iv) Class A-2 Notes Principal Carryover Shortfall                                                                   $0.00
    (F) Class A-3 Notes
        (i)   Class A-3 Notes Balance                                                                               $50,406,251.23
        (ii)  Class A-3 Notes Pool Factor                                                                                0.5234294
        (iii) Class A-3 Notes Interest Carryover Shortfall                                                                   $0.00
        (iv) Class A-3 Notes Principal Carryover Shortfall                                                                   $0.00
    (G) Class A-4 Notes
        (i)   Class A-4 Notes Balance                                                                              $140,700,000.00
        (ii)  Class A-4 Notes Pool Factor                                                                                1.0000000
        (iii) Class A-4 Notes Interest Carryover Shortfall                                                                   $0.00
        (iv) Class A-4 Notes Principal Carryover Shortfall                                                                   $0.00

    (H) Class B Notes
        (i)   Class B Notes Balance                                                                                 $19,121,988.73
        (ii)  Class B Notes Pool Factor                                                                                  0.4940699
        (iii) Class B Notes Interest Carryover Shortfall                                                                     $0.00
        (iv) Class B Notes Principal Carryover Shortfall                                                                     $0.00

March 2001 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1


    (I) Class C Notes
        (i)   Class C Notes Balance                                                                                 $13,455,994.70
        (ii)  Class C Notes Pool Factor                                                                                  0.4940699
        (iii) Class C Notes Interest Carryover Shortfall                                                                     $0.00
        (iv) Class C Notes Principal Carryover Shortfall                                                                     $0.00
    (J) Certificates
        (i)   Certificates Balance                                                                                   $7,473,356.19
        (ii)  Certificates Pool Factor                                                                                   0.5915137
        (iii) Certificates Interest Carryover Shortfall                                                                      $0.00
        (iv) Certificates Principal Carryover Shortfall                                                                      $0.00
    (K) Servicing Fee                                                                                                        $0.00
        (i)   Servicing Fee Shortfall                                                                                        $0.00
    (L) End of Prior Month Account Balances
        (i)   Reserve Account                                                                                        $8,130,720.89
        (iii) Payahead Account                                                                                          $10,579.72
    (M) Net Losses on Receivables as of End of Prior Month               KEYBANK                     AFG                     TOTAL
                                                                         -------                     ---                     -----
        (i)   Cumulative Net Losses for All Prior Periods         $14,088,007.53           $6,187,020.01            $20,275,027.54
        (ii)  Net Losses for Second Preceding Period               $1,173,588.87             $205,986.37             $1,379,575.24
        (iii) Net Loss Ratio for Second Preceding Period                                                                 0.0054194
        (iii) Net Losses for Preceding Period                      $1,726,879.51             $121,671.13             $1,848,550.64
        (iv) Net Loss Ratio for Preceding Period                                                                         0.0076222

    (N) Delinquencies as of End of Prior Month                           KEYBANK                     AFG                     TOTAL
                                                                         -------                     ---                     -----
        (i)   Delinquency Ratio for Preceding Period                                                                     0.0192023
        (ii)  Delinquency Ratio for Second Preceding Period                                                              0.0246629
    (O) Portfolio Summary as of End of Prior Month
        (i)   Weighted Average Coupon (WAC)                               10.40%                  19.61%                    10.20%
        (ii)  Weighted Average Remaining Maturity (WAM)               38.55 Mos.              33.34 Mos.                38.09 Mos.
        (iii) Number of Receivables                                       19,844                   2,336                    22,180

III. MONTHLY INPUTS FROM THE MAINFRAME
--------------------------------------
    (A) Principal                                                        KEYBANK                     AFG                     TOTAL
                                                                         -------                     ---                     -----
        (i)   Principal Collections                                $9,591,998.87             $544,148.66            $10,136,147.53
        (ii)  Prepayments in Full                                          $0.00             $290,137.06               $290,137.06
        (iii) Repurchased Loan Proceeds Related to Principal               $0.00                   $0.00                     $0.00
        (iv) Other Refunds Related to Principal                            $0.00                   $0.00                     $0.00
    (B) Interest
        (i)   Interest Collections                                 $1,903,090.75             $310,320.08             $2,213,410.83
        (ii)  Repurchased Loan Proceeds Related to Interest                $0.00                   $0.00                     $0.00
    (C) Payahead Account
        (i)  Payments Applied                                              $0.00                   $0.00                     $0.00
        (ii) Additional Payaheads                                          $0.00                 $528.96                   $528.96
        (iii) Net Addition to Payahead Account                             $0.00                 $528.96                   $528.96
    (D) Portfolio Summary as of End of Month
        (i)   Weighted Average Coupon (WAC)                               10.59%                  19.60%                    11.36%
        (ii)  Weighted Average Remaining Maturity (WAM)               15.75 Mos.              32.35 Mos.                17.18 Mos.
        (iii) Remaining Number of Receivables                             20,585                   2,262                    22,847
        (iv) Remaining Portfolio Balance                         $200,500,545.23          $18,958,225.01           $219,458,770.24
    (E) Delinquent Receivables           KEYBANK                        AFG                                  TOTAL
                                 -----------------       -----------------------          -----------------------------------------

March 2001 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1

        (i)  30-59 Days Delinquent ($)       $5,446,963.89  7.30%   $449,201.84             4.44%  $5,896,165.73           2.69%
        (ii)  60-89 Days Delinquent ($)      $1,239,351.41  1.66%    $20,445.27             0.20%  $1,259,796.68           0.57%
        (iii) 90 Days or More Delinquent ($) $1,891,599.37  2.53%         $0.00             0.00%  $1,891,599.37           0.86%
        (iv) Financed Vehicles Repossessed
        but not yet charged off                      $0.00  0.00%   $231,218.27             2.29%    $231,218.27           0.11%
                                             -------------  -----   -----------    --------------  -------------  ---------------
        (v) Total ($)                        $8,577,914.67  1.49%   $700,865.38             6.93%  $9,278,780.05           4.23%
                                                     KEYBANK                    AFG                             TOTAL
                                             --------------------   -----------------------------  -----------------------------
        (i)  30-59 Days Delinquent (#)                 468  2.12%            56             2.52%            524           2.29%
        (ii)  60-89 Days Delinquent (#)                113  0.51%             2             0.09%            115           0.50%
        (iii) 90 Days or More Delinquent (#)           177  0.80%             0             0.00%            177           0.77%
        (iv) Financed Vehicles Repossessed
        but not yet charged off                          0  0.00%            29             1.31%             29           0.13%
                                             -------------  -----   -----------    --------------  -------------  ---------------
        (v) Total (#)                                  758  3.68%            87             3.92%            845           3.70%
    (F) Additional Receivables Transferred This Period
        (i)  Principal Balance                                                              $1.00          $0.00           $1.00
        (ii)  Weighted Average Coupon                                                       0.00%          0.00%           0.00%
        (iii)  Weighted Average Remaining Maturity                                      0.00 Mos.      0.00 Mos.       0.00 Mos.
    (G) Recoveries from Prior Month Charge Offs                                       $260,690.49    $180,259.40     $440,949.89

IV. INPUTS DERIVED FROM OTHER SOURCES                                                     KEYBANK            AFG           TOTAL
-------------------------------------                                                     -------            ---           -----
    (A) Reserve Account Investment Income                                                                             $34,284.63
    (B) Payahead Account Investment Income                                                                                $44.96
    (C) Collection Account Investment Income                                                                           $1,651.99
    (D) Aggregate Net Losses for Collection Period                                    $696,270.97    $135,315.16     $831,586.13
    (E) Net Loss Ratio for Collection Period                                             0.003299       0.006729        0.003597
    (F) Gross Principal Balance of Defaulted Receivables                              $956,961.46    $315,574.56   $1,272,536.02
    (G) Gross Interest Balance of Defaulted Receivables                                 $1,039.23          $0.00       $1,039.23
    (H) Gross Loss  for Collection Period                                             $958,000.69    $315,574.56   $1,273,575.25
    (I) Net Loss and Liquidated Receivables Information
        (i)   Liquidation Proceeds Related to Principal                               $260,690.49    $180,259.40     $440,949.89
        (ii)  Liquidation Proceeds Related to Interest                                      $0.00          $0.00           $0.00
    (J) Days in Accrual Period                                                                                           32 Days
    (K) Cumulative Turbo Amount                                                                                    18,048,037.15
    (L) Supplemental Servicing Fees                                                                                         0.00
    (M) Number of Contracts Defaulted During the Collection Period                             86             37             123

                                                         MONTHLY COLLECTIONS
                                                         -------------------

V. INTEREST COLLECTIONS                                                                   KEYBANK            AFG           TOTAL
-----------------------                                                                   -------            ---           -----
    (A) Interest Collections                                                        $1,903,090.75    $310,320.08   $2,213,410.83
    (B) Repurchased Loan Proceeds Related to Interest                                       $0.00          $0.00           $0.00
    (C) Recoveries from Prior Month Charge Offs                                       $260,690.49    $180,259.40     $440,949.89
                                                                                   --------------  -------------  --------------
    (D) Total Interest Collections                                                  $2,163,781.24    $490,579.48   $2,654,360.72

VI. PRINCIPAL COLLECTIONS
-------------------------
    (A) Principal Payments Received                                                 $9,591,998.87    $834,285.72  $10,426,284.59
    (B) Repurchased Loan Proceeds Related to Principal                                       0.00           0.00            0.00
    (C) Other Refunds Related to Principal                                                   0.00           0.00            0.00
                                                                                   --------------  -------------  --------------
    (D) Total Principal Collections                                                 $9,591,998.87    $834,285.72  $10,426,284.59

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS                                      $11,755,780.11  $1,324,865.20  $13,080,645.31
---------------------------------------------

March 2001 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1

                              MONTHLY DISTRIBUTIONS
                              ---------------------

                                                                                                                       Per $1,000
VIII. FEE DISTRIBUTIONS                                                                                               of Securities
-----------------------                                                                                               -------------
    (A) Servicing Fee
        (i)   Servicing Fee Due                                                                      $192,631.33
        (ii)  Servicing Fee Paid (after reserve fund draw)                                            192,631.33          $0.35
                                                                                               ------------------
        (iii) Servicing Fee Shortfall (after reserve fund draw)                                            $0.00

IX. INTEREST DISTRIBUTIONS
--------------------------
    (A) Class A-1 Notes
        (i)   Class A-1 Notes Interest Due                                                                 $0.00
        (ii)  Class A-1 Notes Interest Paid (after reserve fund draw)                                       0.00          $0.00
                                                                                               ------------------
        (iii) Class A-1 Notes Interest Shortfall (after reserve fund draw)                                 $0.00
    (B) Class A-2 Notes
        (i)   Class A-2 Notes Interest Due                                                                 $0.00
        (ii)  Class A-2 Notes Interest Paid (after reserve fund draw)                                       0.00          $0.00
                                                                                               ------------------
        (iii) Class A-2 Notes Interest Shortfall (after reserve fund draw)                                 $0.00
    (C) Class A-3 Notes                                                                                        0
        (i)   Class A-3 Notes Interest Due                                                           $236,489.33
        (ii)  Class A-3 Notes Interest Paid (after reserve fund draw)                                 236,489.33          $4.69
                                                                                               ------------------
        (iii) Class A-3 Notes Interest Shortfall (after reserve fund draw)                                 $0.00
    (D) Class A-4 Notes
        (i)   Class A-4 Notes Interest Due                                                           $683,567.50
        (ii)  Class A-4 Notes Interest Paid (after reserve fund draw)                                 683,567.50          $4.86
                                                                                               ------------------
        (iii) Class A-4 Notes Interest Shortfall (after reserve fund draw)                                 $0.00
    (E) Class B Notes
        (i)   Class B Notes Interest Due                                                              $95,609.94
        (ii)  Class B Notes Interest Paid (after reserve fund draw)                                         0.00          $0.00
                                                                                               ------------------
        (iii) Class B Notes Interest Shortfall (after reserve fund draw)                              $95,609.94
    (F) Class C Notes
        (i)   Class C Notes Interest Due                                                              $79,390.37
        (ii)  Class C Notes Interest Paid (after reserve fund draw)                                         0.00          $0.00
                                                                                               ------------------
        (iii) Class C Notes Interest Shortfall (after reserve fund draw)                              $79,390.37
    (G) Total Note Interest
        (i)   Total Note Interest Due                                                              $1,095,057.14
        (ii)  Total Note Interest Paid (after reserve fund draw)                                    1,095,057.14          $4.90
                                                                                               ------------------
        (iii) Total Note Interest Shortfall (after reserve fund draw)                                      $0.00
    (H) Certificates
        (i)   Certificates Interest Due                                                               $58,416.73
        (ii)  Certificates Monthly Interest Paid (after reserve fund draw)                             58,416.73          $7.82
                                                                                               ------------------
        (iii) Certificates Monthly Interest Shortfall (after reserve fund draw)                            $0.00
    (I) Total Note and Certificate Interest
        (i)   Total Note and Certificate Interest Due                                              $1,153,473.88
        (ii)  Total Note and Certificate Interest Paid (after reserve fund draw)                      978,473.56          $4.23
                                                                                               ------------------
        (iii) Total Note and Certificate Interest Shortfall (after reserve fund draw)                $175,000.31

X. PRINCIPAL DISTRIBUTIONS
--------------------------

March 2001 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1

    (A) Noteholders' Principal Distribution Amounts
        (i) Total Regular Principal Distribution Amount                                           $11,698,820.61
        (ii)  Total Accelerated Principal Distribution Amount                                              $0.00
        (iii) Total Principal Distribution Amount                                                 $11,698,820.61
    (B) Class A-1 Notes Principal
        (i)   Class A-1 Notes Principal Due                                                                $0.00
        (ii)  Class A-1 Notes Principal Paid (after reserve fund draw)                                      0.00
                                                                                               ------------------
        (iii) Class A-1 Notes Principal Shortfall (after reserve fund draw)                                $0.00
        (iv) Class A-1 Notes Accelerated Principal from Excess Interest Distribution Amount                $0.00
        (v)  Class A-1 NotesTotal Principal Paid                                                           $0.00       $0.00
    (C) Class A-2 Notes Principal
        (i)   Class A-2 Notes Principal Due                                                                $0.00
        (ii)  Class A-2 Notes Principal Paid (after reserve fund draw)                                      0.00
                                                                                               ------------------
        (iii) Class A-2 Notes Principal Shortfall (after reserve fund draw)                                $0.00
        (iv) Class A-2 Notes Accelerated Principal from Excess Interest Distribution Amount                $0.00
                                                                                               ------------------
        (v)  Class A-2 NotesTotal Principal Paid                                                           $0.00       $0.00
    (D) Class A-3 Notes Principal
        (i)   Class A-3 Notes Principal Due                                                        $9,774,732.63
        (ii)  Class A-3 Notes Principal Paid (after reserve fund draw)                                      0.00
                                                                                               ------------------
        (iii) Class A-3 Notes Principal Shortfall (after reserve fund draw)                        $9,774,732.63
        (iv) Class A-3 Notes Accelerated Principal from Excess Interest Distribution Amount                $0.00
                                                                                               ------------------
        (v)  Class A-3 NotesTotal Principal Paid                                                           $0.00       $0.00
    (E) Class A-4 Notes Principal
        (i)   Class A-4 Notes Principal Due                                                                $0.00
        (ii)  Class A-4 Notes Principal Paid (after reserve fund draw)                                      0.00
                                                                                               ------------------
        (iii) Class A-4 Notes Principal Shortfall (after reserve fund draw)                                $0.00
        (iv) Class A-4 Notes Accelerated Principal from Excess Interest Distribution Amount                $0.00
                                                                                               ------------------
        (v)  Class A-4 NotesTotal Principal Paid                                                           $0.00       $0.00
    (F) Class B Notes Principal
        (i)   Class B Notes Principal Due                                                            $978,054.49
        (ii)  Class B Notes Principal Paid (after reserve fund draw)                                        0.00
                                                                                               ------------------
        (iii) Class B Notes Principal Shortfall (after reserve fund draw)                            $978,054.49
        (iv) Class B Notes Accelerated Principal from Excess Interest Distribution Amount                  $0.00
                                                                                               ------------------
        (v)  Class B NotesTotal Principal Paid                                                             $0.00       $0.00
    (G) Class C Notes Principal
        (i)   Class C Notes Principal Due                                                            $688,249.34
        (ii)  Class C Notes Principal Paid (after reserve fund draw)                                        0.00
                                                                                               ------------------
        (iii) Class C Notes Principal Shortfall (after reserve fund draw)                            $688,249.34
        (iv) Class C Notes Accelerated Principal from Excess Interest Distribution Amount                  $0.00
                                                                                               ------------------
        (v)  Class C NotesTotal Principal Paid                                                             $0.00       $0.00
    (H) Total Notes Principal
        (i)   Total Notes Principal Due                                                           $11,441,036.45
        (ii)  Total Notes Principal Paid (after reserve fund draw)                                          0.00
                                                                                               ------------------
        (iii) Total Notes Principal Shortfall (after reserve fund draw)                           $11,441,036.45
        (iv) Total Notes Accelerated Principal from Excess Interest Distribution Amount                    $0.00
                                                                                               ------------------
        (v)  Total Notes Principal Paid                                                                    $0.00       $0.00
    (I) Certificates Principal
        (i)   Certificates Principal Due                                                             $257,784.16
        (ii)  Certificates Principal Paid (after reserve fund draw)                                         0.00
                                                                                               ------------------

March 2001 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1

        (iii) Certificates Principal Shortfall (after reserve fund draw)                                         $257,784.16
        (iv) Class Certificates Accelerated Principal from Excess Interest Distribution Amount                         $0.00
                                                                                                             ----------------
        (v)  Class Certificates Notes Total Principal Paid                                                             $0.00   $0.00
    (J) Total Notes and Certificates Principal
        (i)   Total Notes and Certificates Principal Due                                                      $11,698,820.61
        (ii)  Total Notes and Certificates Principal Paid (after reserve fund draw)                                     0.00
                                                                                                             ----------------
        (iii) Total Notes and Certificates Principal Shortfall (after reserve fund draw)                      $11,698,820.61
        (iv) Total Notes and Certificates Accelerated Principal from Excess Interest Distribution Amount               $0.00
                                                                                                             ----------------
        (v)  Total Notes and Certificates Principal Paid                                                               $0.00   $0.00
    (K) Supplemental Servicing Fees
        (i)   Supplemental Servicing Fees Due                                                                          $0.00
        (ii)  Supplemental Servicing Fees Paid                                                                          0.00
                                                                                                             ----------------
        (iii) Supplemental Servicing Fees Shortfall                                                                    $0.00


DISTRIBUTIONS SUMMARY
---------------------
    (A) Total Collections                                                                                     $13,080,645.31
    (B) Amount of Draw from Reserve Account                                                                             0.00
    (C) Amount of Release from Reserve Account                                                                         (0.00)
    (D) Total Amount Available for Distribution                                                                13,080,645.31
    (E) Required Distributions                                                                                  1,171,104.89
    (F) Amount of Deposit into Reserve Account                                                                          0.00
    (G) Amount Released to Issuer                                                                                       0.00
    (H) Total Distributions                                                                                     1,171,104.89
PORTFOLIO AND SECURITY SUMMARY
------------------------------
                                                                                        Beginning                  End
XI. POOL BALANCES AND PORTFOLIO INFORMATION                                             of Period               of Period
-------------------------------------------                                          ---------------         ---------------
    (A) Balances and Principal Factors
        (i)    Aggregate Balance of Notes                                            $223,684,234.66         $223,684,234.66
        (ii)   Note Pool Factor                                                            0.4031545               0.3989104
        (iii)  Class A-1 Notes Balance                                                          0.00                    0.00
        (iv)   Class A-1 Notes Pool Factor                                                 0.0000000               0.0000000
        (v)    Class A-2 Notes Balance                                                          0.00                    0.00
        (vi)   Class A-2 Notes Pool Factor                                                 0.0000000               0.0000000
        (vii)  Class A-3 Notes Balance                                                 50,406,251.23           50,406,251.23
        (viii) Class A-3 Notes Pool Factor                                                 0.5234294               0.5234294
        (ix)  Class A-4 Notes Balance                                                 140,700,000.00          140,700,000.00
        (x)   Class A-4 Notes Pool Factor                                                  1.0000000               1.0000000
        (xi)    Class B Notes Balance                                                  19,121,988.73           19,121,988.73
        (xii)   Class B Notes Pool Factor                                                  0.4940699               0.4940699
        (xiii)    Class C Notes Balance                                                13,455,994.70           13,455,994.70
        (xiv)   Class C Notes Pool Factor                                                  0.4940699               0.4940699
        (xv)   Certificates Balance                                                     7,473,356.19            7,473,356.19
        (xvi)    Certificates Pool Factor                                                  0.5915137               0.5915137
        (xvii)   Total Principal Balance of Notes and Certificates                    231,157,590.85          231,157,590.85
    (B) Portfolio Information
        (i)   Weighted Average Coupon (WAC)                                                   10.20%                  11.36%
        (ii)  Weighted Average Remaining Maturity (WAM)                                   38.09 Mos.              17.18 Mos.
        (iii) Remaining Number of Receivables                                                 22,180                  22,847

March 2001 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1

        (iv)  Portfolio Receivable Balance                             $231,157,590.85                      $219,458,770.24

                               SUMMARY OF ACCOUNTS
                               -------------------

XII. RECONCILIATION OF RESERVE ACCOUNT
--------------------------------------
    (A) Beginning Reserve Account Balance                                                                    $8,130,720.89
    (B) Draws
        (i)   Draw for Servicing Fee                                                                                  0.00
        (ii)  Draw for Interest                                                                                       0.00
        (iii) Draw for Principal                                                                                      0.00
    (C) Excess Interest Deposited into the Reserve Account                                                            0.00
    (D) Reserve Account Balance Prior to Release                                                              8,130,720.89
    (E) Reserve Account Required Amount                                                                      13,167,526.21 0.0569634
    (F) Reserve Account Available to Release to Turbo                                                                (0.00)
    (G) Reserve Account Release to Seller                                                                             0.00
    (H) Ending Reserve Account Balance                                                                        8,130,720.89

XIII. RECONCILIATION OF PAYAHEAD ACCOUNT
----------------------------------------
    (A) Beginning Payahead Account Balance                                                                      $10,579.72
    (B)  Payments Applied                                                        $0.00             $0.00             $0.00
    (C) Additional Payaheads                                                     $0.00           $528.96           $528.96
    (D) Net Addition to Payahead Account                                         $0.00           $528.96           $528.96
    (E)  Ending Payahead Account Balance                                                                        $11,108.68

XIV. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
----------------------------------------------
    (A) Liquidated Contracts                                                KEYBANK               AFG            TOTAL
                                                                            -------               ---            -----
        (i)   Defaulted Contracts related to Principal                     $956,961.46       $315,574.56     $1,272,536.02
        (ii)  Defaulted Contracts related to Interest                        $1,039.23             $0.00         $1,039.23
        (iii) Recoveries on Previously Liquidated Contracts                 260,690.49        180,259.40        440,949.89
    (B) Aggregate Net Losses for Collection Period                          696,270.97        135,315.16        831,586.13
    (C) Net Loss Rate for Collection Period (annualized)                     0.0097039         0.0403763         0.0110726
    (D) Net Loss Ratio for Second Preceding Period                                                               0.0054194
    (E) Net Loss Ratio for Preceding Period                                                                      0.0076222
    (F) Cumulative Net Losses for all Periods                            14,784,278.50      6,322,335.17     21,106,613.67
    (G) Delinquent Receivables                     Dollar Amount %                                                 Unit %
                                             --------------------------                                          ---------
        (i)  60-89 Days Delinquent           $ 1,239,351.41   0.0057405                                          0.0050335
        (ii) 90 Days or More Delinquent      $ 1,891,599.37   0.0086194                                          0.0077472
        (iii) Financed Vehicles
        Repossessed but not yet charged off                   0.0010536                                          0.0012693
        (iv) Total                           $ 3,130,950.78   0.0154134                                          0.0140500

XV. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE*
------------------------------------------------------------
    (A) Ratio of Aggregate Net Losses to the Average Pool Balance
        (i) Cumulative Net Losses                                                                                0.0380077
    (B) Ratio of Aggregate Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
        (i) Second Preceding Collection Period                                                                   0.0246629
        (ii) Preceding Collection Period                                                                         0.0192023
        (iii) Current Collection Period                                                                          0.0154134
        (iv) Three Month Average (Avg(i,ii,iii))                                                                 0.0197595
    (C) Loss and Delinquency Trigger Indicator                                                         Trigger was not hit.

March 2001 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1

------------------
*Based on aggregate balances of Key Bank and AFG.


March 2001 Collection Period